UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

BioScrip, Inc. (the “Company”) has reached an agreement in principle (the “Proposed Settlement”) with the United States Department of Justice (the “DOJ”), any individual acting on behalf of the United States (any such individual collectively with the DOJ, hereafter, the “United States”), and the offices of various State Attorneys General (which were represented by a team appointed by the National Association of Medicaid Fraud Control Units (“NAMFCU”)) to settle civil claims under the False Claims Act and related statutes and common law claims that could be brought by the United States or individual states that arise out of the distribution of the Novartis Pharmaceutical Corporation’s product Exjade® (the “Medication”) by the Company’s legacy specialty pharmacy division that was divested in May 2012 (the “Legacy Division”). As previously disclosed, the Company has cooperated with the United States Attorney’s Office for the Southern District of New York (the “USAO”) and the New York Attorney General’s Medicaid Fraud Control Unit by producing documents and information regarding the Legacy Division’s distribution of the Medication.

Under the Proposed Settlement, the Company will pay an aggregate of $15.0 million, plus interest (at an annual rate of 3.25%) (the “Proposed Settlement Amount”) on the following expected schedule: $3.0 million to be paid on or before January 15, 2014; $6.0 million to be paid on or before January 15, 2015; and $6.0 million to be paid on or before January 15, 2016. The Proposed Settlement Amount, including the installment payment schedule, has been agreed to by the United States and the Company taking into consideration various factors including, among other things, the Company’s size and current financial circumstances. As previously disclosed, the Company’s third quarter results included an accrual of an estimated potential loss of $15.0 million in connection with the government’s investigation regarding certain operations of the Legacy Division.

The Company has also agreed to provide a stipulated statement of facts regarding the Legacy Division’s distribution of the Medication and, consistent with the Company’s regular practice, the Company will also continue to cooperate with the USAO, if requested, in connection with this matter. The Company does not admit any liability by itself or its employees, directors, officers or agents under the Proposed Settlement. The Company has entered into the Proposed Settlement to avoid the costs, distraction and uncertainty of litigation.

Except for potential claims for certain investigative/administrative costs and attorney’s fees incurred by the United States and NAMFCU that the Company expects not to exceed $750,000 in the aggregate, the Company does not anticipate any further claims relating to the matters involved in the Proposed Settlement. The Proposed Settlement does not, however, preclude any state or the Office of Inspector General of the Department of Health and Human Services from taking any administrative actions.

The Proposed Settlement is subject to certain conditions, including (1) receipt from the lenders under the Company’s revolving credit facility and term loan B facility of consent for the Proposed Settlement (the “Required Consents”), and (2) execution of all required settlement and related documentation with the United States and any state that joins in the Proposed Settlement. Until the conditions and documentation are completed, there can be no assurance that this matter will in fact be resolved pursuant to the terms of the Proposed Settlement. The Company intends to obtain the Required Consents, but there can be no assurance that the Required Consents will be obtained, and the Company cannot assure or predict the terms and/or conditions the lenders may impose for granting the Required Consents. If the Required Consents are not obtained, the Company would be unable to predict the likelihood or amount of any liability from, or timeline for, the resolution of this matter, or the impact, if any, on the Company’s financial condition, results of operations or cash flows.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Forward-Looking Statements – Safe Harbor

This Current Report on Form 8-K includes statements that may constitute “forward-looking statements” conveying management’s expectations as to the future based on current plans, estimates and projections. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “potential,” “continue” or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements as a result of various factors. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Important factors that could cause or contribute to such differences include but are not limited to risks associated with the Company’s ability to obtain the Required Consents and consummate the Proposed Settlement, as well as the other risks described above and in the Company’s periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof even though the Company’s situation may change in the future, except as required by law. All of the forward-looking statements herein are qualified by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: December 13, 2013		/s/ Kimberlee C. Seah
	By:	Kimberlee C. Seah
Senior Vice President and General Counsel